EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest Corporation® Declares an $0.08/Share Quarterly Dividend

FORT SMITH, Arkansas, April 26, 2016 — The board of directors of ArcBest Corporation® (Nasdaq: ARCB) has declared a quarterly cash dividend of eight cents ($0.08) per share to holders of record of its Common Stock, $0.01 par value, on May 10, 2016, payable on  May 24, 2016.

About ArcBest

ArcBest Corporation® (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF Freight®, ABF Logistics®, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest Corporation®. The Skill & The Will®.

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